SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2008
APACHE CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	1-4300	41-0747868
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events
Apache Corporation today priced $400 million of 6.00% notes maturing on September 15, 2013 and $400 million of 6.90% notes maturing on September 15, 2018. Proceeds from the offering will be used for general corporate purposes. Apache sold 6.00% coupon notes priced to yield 6.125%. Apache also sold 6.90% coupon notes priced to yield 6.958%. Interest on each series of notes is payable March 15, 2009, and semi-annually thereafter. The transaction is expected to close on or about October 1, 2008.
Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are the joint book-running managers for the offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APACHE CORPORATION
Date: September 26, 2008	/s/ Matthew W. Dundrea
Matthew W. Dundrea
Vice President and Treasurer